EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          SILVA BAY INTERNATIONAL, INC.


It  is  hereby  certified  that:

     1. The name of the corporation (hereinafter called the "corporation") is Silva Bay International, Inc.

     2. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

     "FIRST.     The  name  of  this  corporation  shall  be:

                  Spectrum Sciences & Software Holdings Corp."

     3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Signed  on  March  24,  2003
                                                             /s/ Dyron Watford
                                                             -------------------
                                                             Name: Dyron Watford
                                                             Title: President




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